Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of NitroSecurity, Inc. on Form SB-2 of our report dated August 9, 2007, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Carlin, Charron & Rosen, LLP
Boston, Massachusetts
August 9, 2007